NEW ACCOUNT APPLICATION

Do not use this form for IRA accounts.

Please print clearly in CAPITAL LETTERS

The minimum initial investment in PREDEX (the “Fund”) is $250,000.

If you have any questions or need any help filling out the application, please call 1-[___]-[___]-[____], Monday through Friday, 8:30 a.m. to 6:00 p.m. eastern time.

After you have completed and signed this application, Please mail to:

PREDEX

c/o GEMINI FUND SERVICES, LLC

PO BOX 541150

OMAHA, NE 68154-1150

Distributed by Northern Lights Distributors, LLC

1. ACCOUNT OWNERSHIP

Please provide complete information for EITHER A, B, C or D:

A. INDIVIDUAL OR JOINT (Please check one):

□ Individual □ Joint Account* *Tenants with Rights of Survivorship will be assumed, unless otherwise specified.

Name

Social Security Number

Birth Date

Joint Owner

Social Security Number

Birth Date

Email

Citizenship □ U.S. or Resident Alien □ Other (please specify) _______________________________________

B. UNIFORM GIFTS TO MINORS ACCOUNT (UGMA) OR

UNIFORM TRANSFERS TO MINORS ACCOUNT (UTMA)

Custodian’s Name Email

Minor’s Name

Minor’s Social Security Number

Minor’s Date of Birth

Minor’s State of Residence

C. TRUST

Name of Trust

Tax ID Number Email

Trustee(s) Name

Co Trustee Name

Date of Trust Agreement

Include a copy of the title page, authorized individual page and signature page of the Trust Agreement. Failure to provide this documentation may result in a delay in processing your application.

D. CORPORATIONS OR OTHER ENTITIES

□ Corporation □ Partnership □ Government Entity □ Other (please specify) _________________________

Name of Corporation or Other Business Entity

Tax ID Number Email

Authorized Individual

Co Authorized Individual

Include a copy of one of the following documents: registered articles of incorporation, government-issued business license, partnership papers, plan documents or other official documentation that verifies the entity and lists the authorized individuals. Failure to provide this documentation may result in a delay in processing your application.

2. MAILING AND CONTACT INFORMATION

LEGAL ADDRESS (Must be a street address)

___________________________________________________ ________________________________________________

Street Address Daytime Telephone

___________________________________________________ ________________________________________________

City, State, Zip Evening Telephone

□ Please send mail to the address below. Please provide your primary legal address above, in addition to any mailing address (if different).

___________________________________________________ ________________________________________________

Street Address City, State, Zip

. DUPLICATE STATEMENTS (For Dealers, Financial Planners, Interested Parties)

___________________________________________________ ________________________________________________

Name Company

___________________________________________________ ________________________________________________

Street Address City, State, Zip

___________________________________________________ ________________________________________________

Email Daytime Telephone

___________________________________________________ ________________________________________________

Broker/Dealer Code Branch (if applicable)

Please mark the appropriate box:

□ Interested Party □ Broker/Dealer □ Financial Planner □ Trust Administrator

4. INITIAL INVESTMENT (The minimum initial investment is $250,000)

PREDEX $____________

Make check payable to PREDEX.

If investing by wire: Call 1-[___]-[___]-[____] and indicate the amount of the wire $ .

Third Party checks are not accepted.

5. DIVIDEND AND CAPITAL GAIN DISTRIBUTIONS

All dividends and capital gains will be reinvested in shares of the Fund that pay them unless this box is checked.

□ Please pay all dividends and capital gains in cash.

6. AUTOMATIC INVESTMENT PLAN (AIP)

AIP allows you to add regularly to the Fund by authorizing us to deduct money directly from your checking account every month.  Your bank must be a member of the Automated Clearing House (ACH). If you choose this option, please complete Section 10 and attach a voided check.

Please transfer $ ($[__] minimum) from my bank account:

□ Monthly □ Quarterly on the day of the month Beginning: / /

Important Note: If the AIP date falls on a holiday or weekend the deduction from your checking or savings account will occur on the next business day.

7. COST BASIS METHOD

Note: The default cost basis calculation method for your new account will be Average Cost. If you wish to elect a different cost basis method, please contact the Fund to complete a Cost Basis Election Form.

8. BANK INFORMATION

I authorize the Fund to purchase shares through the Automatic Investment Plan by the Automated Clearing House of which my bank is a member.

Type of Account: □ Checking □ Savings

___________________________________________________ ________________________________________________

Name of Depository Institution Account Number

_____________________________________________ __________________________________________

Street Address ABA Number

_____________________________________________ __________________________________________

City, State, Zip City, State, Zip

Please attach a voided check from your account.

10. DEALER INFORMATION

If opening your account through a broker/dealer, please have them complete this section.

____________________________________________

_______________________________________________

Dealer Name

Representative’s Last Name, First Name

DEALER HEAD OFFICE

REPRESENTATIVE’S BRANCH OFFICE

_______________________________________

__________________________________________

Address

Address

_______________________________________

__________________________________________

City, State, Zip

City, State, Zip

_______________________________________

__________________________________________

Telephone Number

Telephone Number

Rep’s ID

_______________________________________

__________________________________________

Email Email

Branch Office Telephone Number

Branch ID

10. REGISTERED INVESTMENT ADVISOR INFORMATION

If opening your account through a Registered Investment Advisor, please have them complete this section.

__________________________________________

____________________________________________

Company Name

Investment Advisor Name

__________________________________________

____________________________________________

Address

Telephone Number

__________________________________________

____________________________________________

City, State, Zip

Email Address

11. STATE ESCHEATMENT LAWS

Escheatment laws adopted by various states require that personal property that is deemed to be abandoned or ownerless, including mutual fund shares and bank deposits, be transferred to the state. Under such laws, ownership of your Fund shares may be transferred to the appropriate state if no activity occurs in your account within the time period specified by applicable state law. The Fund retains a search service to track down missing shareholders and will escheat an account only after several attempts to locate the shareholder have failed. To avoid this from happening to your account, please keep track of your account and promptly inform the Fund of any change in your address.

12. SIGNATURE(S) & CERTIFICATION (REQUIRED)

We must have signatures to process your Application and to certify your Taxpayer Identification number. IRS regulations require your signature to avoid any backup withholding.

W-9 Certification: Under penalty of perjury:

(a) I certify that the number shown on this form is my/our current Social Security number(s) or Taxpayer Identification number(s).

(b)I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

(c) I am a U.S. person (including a resident alien.) The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account effective October 1, 2003.

What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number/ Tax ID number and other information that will allow us to identify you. We may also ask to see other identifying documents. Until you provide the information or documents we need, we may not be able to open an account or effect any additional transactions for you.

When opening an account for a foreign business, enterprise or a non-U.S. person that does not have an identification number, we require alternative government-issued documentation certifying the existence of the person, business or enterprise.

The undersigned represents and warrants that:

• I have full authority and am of legal age to purchase shares of the Fund;

• I have received and read a current prospectus for the Fund and agree to be bound by the terms contained therein; and

• The information contained on this New Account Application is complete and accurate.

If Fund shares are being purchased on behalf of an Investment Company (as that term is defined under the Investment Company Act of 1940), I hereby certify that said Investment Company will limit its ownership to 3% or less of the Funds outstanding shares.

By signing below, the undersigned acknowledges that:

• The Fund makes quarterly repurchase offers, at NAV, of no less than 5% of the shares outstanding.  There is no guarantee that I will be able to sell all of the shares I desire in a quarterly repurchase offer.

• I will not be able to sell my shares outside of the quarterly repurchase offer regardless of how the Fund performs.

• The Fund does not intend to list the shares on any securities exchange, and it does not expect a secondary market in the shares to develop.

• If and to the extent that a public trading market ever develops, shares of closed-end investment companies, such as the Fund, have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.

• An investment in the shares is not suitable if I need access to the money I invest.

• Because I will be unable to sell my shares outside of a quarterly repurchase offer, and I may not be able to liquidate my entire position in any given quarter, I will be significantly limited in my ability to reduce my exposure on any market downturn.

• Distributions may be funded from the capital I invest if the Fund does not have sufficient earnings.  Any invested capital that is returned to me will be reduced by the Fund’s fees and expenses.

Signature of owner (or custodian)

Date

Signature of joint owner (or corporate officer, partner or other)

Date

Trustee (if applicable)

Date

TO CONTACT US:

By Telephone

Internet

Toll-free 1-[___]-[___]-[____]

PREDEX www.[_____].com

In Writing

PREDEX

c/o Gemini Fund Services, LLC

PO Box 541150

Omaha, NE 68154-1150

Or

Via Overnight Delivery

17605 Wright Street, Suite 2

Omaha, NE 68130

Distributed by Northern Lights Distributors, LLC